UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2006

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 5, 2006, Corinthian Colleges, Inc. (the "Company") issued a press release announcing that on October 2, 2006, it received a Staff Determination letter from The Nasdaq Stock Market stating that the Company's common stock is subject to delisting from The Nasdaq Global Select Market. The notice was issued in accordance with Nasdaq Marketplace Rule 4310(c)(14) for the Company's failure to file a fiscal 2006 Report on Form 10-K with the Securities and Exchange Commission (the "SEC") by the required deadline. The Company had previously filed a Form 12b-25 with the SEC indicating that the Company would be unable to file its Form 10-K by the original filing deadline of September 13, 2006 due to the Company’s ongoing review of its historic stock option grants.

The Company has appealed the Staff Determination and has requested a hearing before the Nasdaq Listing Qualifications Panel (the "Panel"). The appeal and hearing request will stay the suspension of trading in the Company’s securities pending a decision by the Panel, and the Company’s stock will remain listed during this time period. The Company can make no assurances that the Panel will grant the Company’s request for continued listing.

The Company will file its Report on Form 10-K as soon as practicable.

A copy of the press release issued by the Company on October 5, 2006 is attached to this Current Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

October 4, 2006	By:	Kenneth S. Ord

Name: Kenneth S. Ord
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Corinthian Colleges, Inc. on October 5, 2006.